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                                                                     Exhibit 8.1


                                October 20, 1998



Michigan Educational Employees
  Mutual Insurance Company
691 North Squirrel Road, Suite 200
P.O. Box 217019
Auburn Hills, Michigan 48321-7019

Ladies and Gentlemen:

         Pursuant to your request, we are providing our opinion of certain U.S. federal income tax consequences of: (i) the conversion of the Michigan Educational Employees Mutual Insurance Company ("MEEMIC") to a stock property and casualty insurance company under Michigan law (the "Conversion"); (ii) the receipt by MEEMIC Eligible Policyholders of Subscription Rights to purchase shares of MEEMIC Holdings, Inc., a Michigan business corporation, of which MEEMIC shall become a wholly-owned subsidiary; and (iii) the issuance of Subscription Rights or stock by MEEMIC Holdings for cash or in exchange for the Surplus Note. The foregoing all are to occur pursuant to the Plan of Conversion, as approved by the Michigan Bureau of Insurance on September 2, 1998.(1)

          In rendering the opinion set forth below, we have relied upon (i) the Plan; (ii) the prospectus included in the registration statement on Form S-1 (the "Registration Statement") filed by MEEMIC with the Securities and Exchange Commission, (iii) the representations given by MEEMIC, which are annexed hereto; and (iv) such other documents as we have deemed necessary or appropriate. If any of the representations annexed hereto are incorrect in whole or in part, or if the terms of the Plan are altered before consummation of the Conversion, such inaccuracies or alterations may have a material effect upon our opinion expressed in this letter.

         Our opinion is based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, and the judicial and administrative interpretations thereof. There are no assurances that the conclusions
-------------------
     (1) All capitalized terms (other than proper nouns) and acronyms not defined herein shall have the meanings set forth in Article I of the Plan.




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reached herein will be accepted by the Internal Revenue Service or judicial authorities if challenged. Any legislative, regulatory, administrative, or judicial decisions subsequent to the date of this opinion may have an impact on the validity of our conclusions.

         Unless you specifically request otherwise, we will not update our opinion for changes to the law, regulations, or the judicial and administrative interpretations thereof. In addition, pursuant to your request, we have not analyzed the impact this transaction may have to any foreign shareholders or specific state or local income tax consequences associated with the transaction.

         Based upon and subject to the foregoing, the following constitutes the opinion of PricewaterhouseCoopers, L.L.P.

1. The Conversion should constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code. As such, MEEMIC should recognize no gain or loss as a result of the reorganization.
2. The Eligible Policyholders should be treated as transferring their voting rights and rights to share in any liquidation surplus of MEEMIC to MEEMIC Holdings in exchange for the Subscription Rights. An Eligible Policyholder should recognize gain or loss to the extent that the fair market value of the Subscription Rights received, if any, differs from the basis of such Eligible Policyholder in the rights surrendered therefor.
3. Officers who receive Subscription Rights should recognize income in an amount equal to the fair market value of the Subscription Rights received, if any.
4. MEEMIC Holdings should recognize no gain or loss on its granting of Subscription Rights to Eligible Policyholders or Officers and should recognize no gain or loss on the lapse of a Subscription Right.
5. An Eligible Policyholder or Officer who acquires a Share by exercising a Subscription Right should have a basis in such Share equal to the amount of cash paid therefor plus the basis in the Subscription Right, if any. Such person's holding period in such Share should commence on the day the Subscription Right is exercised.
6. No gain or loss should be recognized by MEEMIC Holdings on the receipt of cash or other property in exchange for its stock.
7. MEEMIC Holdings should have a basis in the stock of MEEMIC equal to the amount paid therefor.
8. MEEMIC should recognize no gain or loss on receipt of property in exchange for its stock.
9. MEEMIC should recognize discharge of indebtedness income on MEEMIC Holdings exchange of the Surplus Note for Shares to the extent that the fair market value of such Shares is less than the adjusted issue price of the Surplus Note.


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         We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the caption "Federal Income Tax Consequences" in the Registration Statement. The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended.

         Except as set forth above, this opinion is being furnished only to you in connection with the events described in the Plan and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

                                                   Very truly yours,


                                                   [signed PwC]

                                                   PricewaterhouseCoopers LLP




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                         MICHIGAN EDUCATIONAL EMPLOYEES
                            MUTUAL INSURANCE COMPANY
                       691 NORTH SQUIRREL ROAD, SUITE 200
                                 P.O. BOX 217019
                        AUBURN HILLS, MICHIGAN 48321-7019


                                October 12, 1998


PricewaterhouseCoopers, L.L.P.
1900 K Street, N.W.
Washington, D.C.  20036

Dear Sirs:

     In connection with the proposed conversion of the Michigan Educational Employees Mutual Insurance Company ("MEEMIC") into a stock property and casualty insurance company under Michigan law the ("Conversion") and certain related transactions, you are rendering certain opinions.

     In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of MEEMIC and acting as such, hereby certifies, that, to the best knowledge of the management of MEEMIC, the facts relating to the Conversion and related transactions are true, correct and complete in all material respects and hereby certifies to the best knowledge of the management of MEEMIC, to the following as of the date hereof. Insofar as such certification pertains to any person other than MEEMIC and any of its subsidiaries, such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinions at the time of the Conversion and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

1. MEEMIC Holdings(1) will issue only voting stock to the Participants and as otherwise contemplated by the Plan.

2. None of the stock of MEEMIC Holdings will be issued for services rendered to or for the benefit of MEEMIC Holdings or for the benefit of MEEMIC, except for the shares issued to the Stock Compensation Plan and to Officers.

3. None of the stock of MEEMIC Holdings will be issued for indebtedness of MEEMIC

------------------------
         (1) All capitalized terms (other than proper nouns) and acronyms not defined herein shall have the meanings set forth in Article I of the Plan of Conversion, as approved by the Michigan Bureau of Insurance on September 2, 1998.

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Holdings.

4. No fractional shares of MEEMIC Holdings will be issued pursuant to the transactions contemplated by the Plan.

5. There will be no indebtedness between MEEMIC Holdings and the holders of the Subscription Rights, and there will be no indebtedness created in favor of any Subscription Rights holder as part of the Plan.

6. Eligible Policyholders will receive only Subscription Rights from MEEMIC Holdings in exchange for their voting rights and rights to share in the liquidation surplus of a mutual insurance company.

7. MEEMIC policyholders will not retain any rights to any direct ownership interest in MEEMIC. After the conversion, all of the stock of MEEMIC will be owned by MEEMIC Holdings.

8. Each person who exercises a Subscription Right will pay the same price for MEEMIC Holdings common stock as is paid by the general public, in any private placement, or in the first ninety days of the Stand-by Offering. Such person will receive MEEMIC Holdings common stock having a fair market value approximately equal to the amount of cash paid to MEEMIC Holdings in exchange therefore.

9. The Plan will define all the rights of all parties to the Plan.

10. The conversion and all related transactions and exchanges will occur on, or as of, approximately the same date.

11. MEEMIC Holdings will remain in existence on or after the effective date of the Plan. It will retain the cash or other property transferred to it in exchange for its common stock, except for its contributions to MEEMIC as authorized or required by applicable law and except for transactions in the normal course of business operations.

12. Each of the parties to the transactions will pay his, her, or its own expenses, if any, incurred in connection with the proposed transactions.

13. MEEMIC Holdings will assume no liabilities in the conversions or in the related transactions and exchanges.

14. At the time of the conversion, MEEMIC will not have outstanding any stock, options, warrants, convertible securities, or any other right that is convertible into any class of stock or securities of MEEMIC.

15. There is no present plan or intention on the part of MEEMIC Holdings to redeem or otherwise reacquire any of its common stock to be issued under the Plan.

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16. Following the conversion, MEEMIC will be treated under Michigan law as the same corporation as its mutual company counterpart. There will be no transfer of assets, actual or constructive, by or from a mutual insurance company to a stock insurance company.

17. Following the conversion, MEEMIC will continue to conduct the insurance business that its mutual insurance company counterpart conducted prior to the conversion.

18. Neither MEEMIC nor MEEMIC Holdings will make any elections under Section 338 of the Internal Revenue Code with respect to the acquisition of MEEMIC stock by MEEMIC Holdings.

19. The conversion of MEEMIC will be a single, isolated event and will not be part of a plan to increase periodically the proportionate interest of any stockholder of MEEMIC or MEEMIC Holdings in the assets or earnings and profits of a mutual insurance company, a stock insurance company, or MEEMIC Holdings.

20. MEEMIC will not be under the jurisdiction of a court in a Title 11 or a similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code (the "Code").


This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of MEEMIC.

All of the foregoing certifications are true to the best knowledge of the management of MEEMIC.

                                            Very truly yours,

                                            MICHIGAN EDUCATIONAL EMPLOYEES
                                            MUTUAL INSURANCE COMPANY

                                            By: [signed] Christine C. Schmitt
                                                         10/19/98

                                            Title: Sr VP & CFO ____________



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